EXHIBIT 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY OPENS IN MILWAUKEE, WISCONSIN

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

Calabasas Hills, CA – November 6, 2006 – The Cheesecake Factory Incorporated (Nasdaq: CAKE) today announced the opening of its 114th Cheesecake Factory restaurant at the Bayshore Mall in Glendale, Wisconsin on November 2, 2006.  The restaurant contains approximately 10,900 square feet and 270 seats.

“The Milwaukee opening represents our fourth opening in a six-day period,” commented David Overton, Chairman and CEO.  “Despite the work involved in opening 13 restaurants this quarter of the size and highly customized design that make The Cheesecake Factory restaurants unique, our team is executing extremely well and we continue to be on track with the remaining nine restaurants that are scheduled to open during the fourth quarter of fiscal 2006.”

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated operates 114 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $17.00.  The Company also operates two bakery production facilities that produce over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates eight upscale, casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name. For more information about The Cheesecake Factory Incorporated, please visit thecheesecakefactory.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “anticipates”, “expects”, “will” and similar words and their variations.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements,

The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

whether as a result of new information, future events or otherwise unless required to do so by the securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the Securities and Exchange Commission.

###